                                                                     Exhibit 5.1
                      [THACHER PROFFITT & WOOD LETTERHEAD]




212-912-7645

                                                   ___________, 1998



IPC Information Systems, Inc.
Wall Street Plaza
88 Pine Street
New York, New York 10005

               Re:  IPC Information Systems, Inc. -- Registration
                    Statement on Form S-4
                    ----------------------------------------------

Ladies and Gentlemen::

        We have acted as special counsel to IPC Information Systems, Inc., a Delaware corporation ("IPC"), in connection with the preparation and filing by IPC with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-4 (the "Registration Statement") relating to the up to 3,809,524 shares of common stock, par value $.01 per share of IPC ("Shares") to be retained by existing stockholders of IPC pursuant to the Agreement and Plan of Merger dated December 18, 1997 between IPC and Arizona Acquisition Corp. In rendering the opinions set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Delaware.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinions set forth below. As to matters of fact, we have examined and relied upon the representation of IPC and AAC contained in the Merger Agreement and the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of IPC or AAC or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties, other than IPC, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

IPC Information Systems, Inc.                                           Page 2.
             , 1998


        Based on the foregoing, we are of the opinion that, upon effectiveness of the Registration Statement and the approval of the Merger Agreement by the stockholders of IPC, the issuance of the Shares in accordance with the terms of the Merger Agreement will have been duly authorized and, when the Shares are retained in accordance with the terms of the Merger Agreement and the Registration Statement, the Shares will continue to be validly issued, fully paid and non-assessable.

        In rendering the opinions set forth above, we have not passed upon and do not purport to pass upon the application of "doing business" or securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

        This opinion is given solely for the benefit of IPC and the shareholders of IPC who retain Shares pursuant to the Registration Statement, and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any document without our express written consent.

        We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "LEGAL MATTERS" in the Proxy Statement/Prospectus that is part of such Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

                               Very truly yours,

                               Thacher Proffitt & Wood

                               By:


                                    Thomas N. Talley

TNT:lht